UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT
(DATE OF EARLIEST EVENT REPORTED)
March 31, 2020

Fox Corporation
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	001-38776	83-1825597
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NO.)	(IRS EMPLOYER IDENTIFICATION NO.)

1211 Avenue of the Americas, New York, New York 10036
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(212) 852-7000
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Each Exchange on Which Registered
Class A Common Stock, par value $0.01 per share	FOXA	The Nasdaq Global Select Market
Class B Common Stock, par value $0.01 per share	FOX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.Other Events.

Impact of COVID-19

The impact of coronavirus disease 2019 (“COVID-19”) and measures to prevent its spread are affecting the macroeconomic environment, as well as the business of Fox Corporation (the “Company”), in a number of ways. For example, while the Company’s national news ratings remain strong, sports events for which the Company has broadcast rights have been cancelled or postponed and the production of certain entertainment content the Company acquires has been suspended. The magnitude of the impacts will depend on the duration and extent of COVID-19 and the effect of governmental actions and consumer behavior in response to the pandemic and such governmental actions. The evolving and uncertain nature of this situation makes it challenging for the Company to estimate the future performance of its businesses, particularly over the near to medium term, including the supply and demand for its services, its cash flows and its current and future advertising revenues. However, the impact of COVID-19 could have a material adverse effect on the Company’s business, financial condition or results of operations over the near to medium term.

Revolving Credit Agreement Amendment

The Company intends to enter into an amendment (the “Amendment”) with respect to the Credit Agreement dated as of March 15, 2019 (as amended, the “Credit Agreement”), among the Company, the lenders party thereto, and Citibank, N.A., as administrative agent.  The purpose of the Amendment will be to (1) deduct a certain amount of cash from indebtedness for purposes of calculating the operating income leverage ratio and (2) provide for changes related to the adoption of the new lease accounting principles.  The Company believes that it will enter into the Amendment within a few business days. As of March 31, 2020, the Company had not drawn on the revolving credit facility provided by the Credit Agreement.

Cautionary Statement Concerning Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements and information within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “outlook” and similar expressions are used to identify these forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements in this Current Report on Form 8-K due to changes in economic, business, competitive, technological, strategic and/or regulatory factors and other factors affecting the operation of the business of Fox Corporation, including the impact of COVID-19. More detailed information about risk factors affecting Fox Corporation is contained in the documents Fox Corporation has filed with or furnished to the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2019 and subsequent Quarterly Reports on Form 10-Q.

Statements in this Current Report on Form 8-K speak only as of the date they were made, and the Company undertakes no duty to update or release any revisions to any forward-looking statement made in this Current Report or to report any events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or to conform such statements to actual results or changes in the Company’s expectations, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOX CORPORATION

By:/s/ Viet D. Dinh
Name: Viet D. Dinh
Title: Chief Legal and Policy Officer

March 31, 2020